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                                                                    Exhibit 99.1


NEWS FROM:                                  STEWART & STEVENSON
                                            CORPORATE HEADQUARTERS
           [STEWART & STEVENSON LOGO]       P.O. BOX 1637
                                            HOUSTON, TX  77251-1637

                                  Client:   Stewart & Stevenson Services, Inc.

                                 Contact:   David Stewart, Treasurer
                                            Stewart & Stevenson Services, Inc.
                                            713-868-7700
FOR IMMEDIATE RELEASE
                                            Ken Dennard / kdennard@easterly.com
                                            Lisa Elliott / lisae@easterly.com
                                            Easterly Investor Relations
                                            713-529-6600


                     STEWART & STEVENSON ANNOUNCES DIVIDEND


HOUSTON - APRIL 23, 2002 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor and provider of service for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, announced that in its meeting of April 22, 2002 the Board of Directors declared a quarterly cash dividend of $.085 a share payable on May 10, 2002 to shareholders of record on May 1, 2002.

                                 Stewart & Stevenson Services, Inc., founded in
                                 1902, is a billion-dollar company that
                                 manufactures, distributes, and provides service
                                 for a wide range of industrial products and
                                 diesel-powered equipment to key industries
  [STEWART & STEVENSON LOGO]     worldwide, including petroleum, power
                                 generation, defense, airline, marine and transportation. For more information on Stewart
                                 & Stevenson visit WWW.SSSS.COM.


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